FILED
THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA
AUG  26,  1986

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                                P.R. STOCKS, INC.
                                -----------------

     The  undersigned,  to  form  a  Nevada  corporation,  CERTIFIES  THAT:
     1.  NAME:     The  name  of  the  corporation  is:
         ----
                                P.R. STOCKS, INC.

     2.  PRINCIPAL  OFFICE:     The  location  of  the  principal office of this
         -----------------
corporation within the State of Nevada is 6121 Lakeside Drive, Suite 250, Reno, Nevada; this corporation may maintain an office of offices in such other place within or designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, within the State of Nevada, as well as without the State of Nevada.

     3.  PURPOSE:    The purpose for which this corporation is formed is formed:
         -------
                        To  engage  in  any  lawful  activity.

     4.  AUTHORIZATION  OF CAPITAL STOCK:     The amount of the total authorized
         -------------------------------
capital stock of the corporation shall be TWENTY FIVE THOUSAND DOLLARS ($25,000.00), consisting of Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

     5.  INCORPORATOR:     The  name and post office address of the incorporator
         ------------
signing  these  Articles  of  Incorporation  is  as  follows:

          NAME                    POST  OFFICE  ADDRESS
          ----                    ---------------------
          Cheryl  Moore           6121  Lakeside  Drive
                                  Suite  250
                                  Reno,  Nevada  89511

     6. DIRECTORS:     The governing board of this corporation shall be known as
       ----------
directors,  and  the  first  board  shall  consist  of  three  directors.
     So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be fewer than three, but not fewer than the number of shareholders. Otherwise, the number of directors shall not be fewer than three.
     Subject to the foregoing limitations, the number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this corporation.
     The name and post office address of the directors constituting the first Board of Directors are as follows:


          NAME                    POST  OFFICE  ADDRESS
          ----                    ---------------------
          Elliott  R.  Pearson    350  S.  Center  St.,  #404
                                  Reno,  NV  89501

          Judy  Houston           6555  Plumas,  #171
                                  Reno,  NV  89509

          Judith  St.  Venis      1435  Coupler  Way,  #4
                                  Sparks,  NV  89431

     7.  STOCK  NON-ASSESSABLE:     The  capital  stock  or the holders thereof,
         ---------------------
after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

     8.  TERM OF EXISTENCE:     This corporation shall have perpetual existence.

         -----------------
     9.  CUMULATIVE  VOTING:    No cumulative voting shall be permitted in the
         ------------------
election  of  directors.

     10.  PREEMTIVE RIGHTS:     Shareholders shall not be entitled to preemptive
          ----------------
rights.

     THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true and, accordingly, has hereunto set her hand this 26th day of August, 1986.

                                   /s/  Cheryl  Moore
                                   __________________
                                   Cheryl  Moore
STATE  OF  NEVADA   )
COUNTY  OF  WASHOE  )  ss.

     On this 26th day of August, 1986, before me, a Notary Public, personally appeared Cheryl Moore who acknowledged she executed the above instrument.

/s/  Charlotte  L.  Maare
_________________________
Notary  Republic